Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact: David A. Garrison
Website: http://www.arthrt.com	(978) 345-5000

January 3, 2007

Arrhythmia Research Technology, Inc.

Announces Asset Purchase; Establishes New Division

Fitchburg, MA

Arrhythmia Research Technology, Inc. (“ART”) (AMEX: HRT) today announced that on December 27, 2006 its wholly-owned subsidiary, Micron Products, Inc. (“Micron”), the world’s largest manufacturer of Silver/Silver Chloride and Conductive Resin Sensors used in disposable ECG, EKG and EEG monitoring and diagnostic electrodes, completed the purchase of substantially all of the operating assets of privately-held Leominster Tool Company, Inc. of Leominster, Massachusetts.

Leominster Tool Company Inc. has been in business since 1923. The company has been owned by the family of Francis A. Bergeron since 1970. Sons David F. Bergeron and Michael T. Bergeron have owned and operated the business since 1995. Micron’s new Leominster Tool Division will engage all of the current Leominster Tool management and employees who bring an average of over 28 years of experience in the mold design and manufacturing industry.

James Rouse, President and CEO of ART and Micron, commented, “Leominster Tool is an excellent fit for Micron operationally, financially and strategically. The addition of the new Leominster Tool division vertically integrates mold design and manufacturing with Micron’s proprietary sensor product line, with the custom injection molding of our New England Molders (“NEM”) division and the product life cycle management of our Micron Integrated Technologies (“MIT”) division. In addition to providing support for Micron, NEM and MIT, the Leominster Tool division will continue to function independently as a high end mold design and manufacturing provider for the injection molding industry. We believe that the expansion of our capabilities provided by the addition of the Leominster Tool division provides immediate value to our customers and our shareholders. This acquisition is an important step for us in our quest to build on our foundation as we seek to achieve sustained growth and increase shareholder value over the long term through diversification, product development and acquisition.”

David Bergeron, General Manager of the new division stated, “We are excited and proud to be part of the Micron Products group. Our capabilities and experience will compliment all of the divisions and promote future growth for both Leominster Tool and Micron.”

About Arrhythmia Research Technology, Inc.

In addition to its proprietary SAECG software used in the detection of potentially lethal heart arrhythmias, the Company, through its wholly owned subsidiary Micron Products Inc., produces silver plated sensors and distributes metal snaps for manufacturers of disposable ECG electrodes. Micron’s New England Molders division manufactures custom injection molded products for medical, electronic, industrial and consumer applications. Micron’s MIT division provides end-to-end product life cycle management through a comprehensive portfolio of value-added services such as design, engineering, prototyping, manufacturing, machining, assembly and packaging.

For more information please check our websites:

http://www.arthrt.com	http://www.micronproducts.com
http://www.newenglandmolders.com	http://www.micronintegrated.com

Note Regarding Forward Looking Statements

Forward-looking statements made herein are based on current expectations of ART and involve a number of risks and uncertainties and should not be considered as guarantees of future performance. The factors that could cause actual results to differ materially include: interruptions or cancellations of existing contracts, impact of competitive products and pricing, product demand and market acceptance, risks, the presence of competitors with greater financial resources than ART, product development and commercialization risks, changing economic conditions in developing countries, and an inability to arrange additional debt or equity financing. More information about factors that potentially could affect ART’s financial results is included in its filings with the Securities and Exchange Commission, including its Annual report on Form 10-KSB for the year ended December 31, 2005.